Exhibit 99.1

VAALCO ENERGY IMPLEMENTS SHARE BUYBACK PROGRAM

HOUSTON – November 1, 2022 – VAALCO Energy Inc. (NYSE: EGY; LSE: EGY) ("VAALCO" or the "Company") today announced that its newly-expanded Board of Directors formally ratified and approved the share buyback program that was announced on August 8, 2022 in conjunction with the pending business combination with TransGlobe. The Board also directed management to implement a Rule 10b5-1 trading plan to facilitate share purchases through open market purchases, privately-negotiated transactions, or otherwise in compliance with Rule 10b-18 under the Securities Exchange Act of 1934. The plan provides for an aggregate purchase of currently outstanding common stock up to $30 million over 20 months. Payment for shares repurchased under the program will be funded using the Company's cash on hand and cash flow from operations.

George Maxwell, VAALCO’s Chief Executive Officer, commented, "We continue to demonstrate the strong rationale for the business combination with TransGlobe and, with our share buyback, are fulfilling the first of the two key commitments that we made regarding returning meaningful value to our shareholders on a sustainable basis. We also plan to nearly double our dividend to $0.25 per share annually beginning in 2023 to fulfil the second commitment. We believe right now is a particularly opportune time to initiate the buyback program given the recent market price levels of our equity. We believe that this is an excellent opportunity to buy our common shares at a significant discount to their intrinsic value and are a very attractive investment of our strong cash balance. We believe the market has not yet incorporated the value that will be created from the combination of our two companies into a single entity with very strong cash flow generation capacity and a debt-free balance sheet with significant cash on hand. We have a premier portfolio of assets in Gabon, Egypt, Equatorial Guinea and Canada which should allow us to return meaningful cash to our shareholders on a sustainable basis through dividends, share buybacks and potentially through special distributions in the future.”

The actual timing, number and value of shares repurchased under the share buyback program will depend on a number of factors, including constraints specified in any Rule 10b5-1 trading plans, price, general business and market conditions, and alternative investment opportunities. Under such a trading plan, the Company’s third-party broker, subject to Securities and Exchange Commission regulations regarding certain price, market, volume and timing constraints, would have authority to purchase the Company’s common stock in accordance with the terms of the plan.

The share buyback program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time.

About VAALCO

VAALCO, founded in 1985 and incorporated under the laws of Delaware, is a Houston, USA based, independent energy company with production, development and exploration assets in Africa and Canada.

Following its business combination with TransGlobe in October 2022, VAALCO owns a diverse portfolio of operated production, development and exploration assets across Gabon, Egypt, Equatorial Guinea and Canada.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Jon Krinks	VAALCO@buchanan.uk.com

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may include statements related to the impact of the COVID-19 pandemic, production quotas imposed by Gabon, disruptions in global supply chains, quarantines of our workforce or workforce reductions and other matters related to the pandemic, well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company’s business plans and strategy, prospect evaluations, prospective resources and reserve growth, its activities in Equatorial Guinea, expected sources of and potential difficulties in obtaining future capital funding and future liquidity, its ability to restore production in non-producing wells, our ability to find a replacement for the FPSO or to renew the FPSO charter, future operating losses, future changes in crude oil and natural gas prices, future strategic alternatives, future and pending acquisitions, capital expenditures, future drilling plans, acquisition and interpretation of seismic data and costs thereof, negotiations with governments and third parties, timing of the settlement of Gabon income taxes, expectations regarding processing facilities, production, sales and financial projections; expectations regarding VAALCO’s ability to effectively integrate assets and properties it acquired as a result of the business combination with TransGlobe; expectations regarding future exploration and the development, growth and potential of VAALCO’s operations, project pipeline and investments, and schedule and anticipated benefits to be derived therefrom; expectations of future balance sheet strength; and other risks described (i) under the caption “Risk Factors” in VAALCO’s 2021 Annual Report on Form 10-K filed with the SEC on March 11, 2022.

These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, crude oil and natural gas price volatility, the impact of production quotas imposed by Gabon in response to production cuts agreed to as a member of OPEC, inflation, general economic conditions, the outbreak of COVID-19, the Company’s success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes.

VAALCO management’s expectations with respect to future dividends, annualized dividends or other returns to stockholders, including share buy-backs, are forward-looking statements. Investors are cautioned that such statements with respect to future dividends and share buy-backs are non-binding. The declaration and payment of future dividends or the terms of any share buy-backs remain at the discretion of the Board of Directors of VAALCO and will be determined based on VAALCO’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, crude oil and natural gas prices, and other factors deemed relevant by the Board of Directors of VAALCO. The Board of Directors of VAALCO reserves all powers related to the declaration and payment of dividends. Consequently, in determining the dividend to be declared and paid on VAALCO common stock, the Board of Directors of VAALCO may revise or terminate the payment level at any time without prior notice.

Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR.